UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Federal Highway, Suite 2700 Hallandale Beach, FL 33009
(Address of principal executive offices and zip code)

(800) 804-1690
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 25, 2026, MARA Holdings, Inc. (the “Company”) entered into individual, privately negotiated repurchase agreements with certain holders of its outstanding 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”) and 0.00% Convertible Senior Notes due 2031 (the “2031 Notes” and, together with the 2030 Notes, the “Notes”) to repurchase approximately $367.5 million in aggregate principal amount of the 2030 Notes for an aggregate cash repurchase price of approximately $322.9 million and approximately $633.4 million in aggregate principal amount of the 2031 Notes for an aggregate cash repurchase price of approximately $589.9 million (the “notes repurchase transactions”). The repurchases of the 2030 Notes and the 2031 Notes are expected to close on March 30, 2026 and March 31, 2026, respectively, subject to the satisfaction of customary closing conditions.

Between March 4 and March 25, 2026, the Company sold 15,133 bitcoin for an aggregate sale price of approximately $1.1 billion. The Company expects to use the proceeds from the bitcoin sales to fund the notes repurchase transactions, with the remainder available for general corporate purposes.

The following table presents the Company’s aggregate principal amount of convertible note indebtedness as of December 31, 2025 before and after giving effect to the notes repurchase transactions.

Convertible Notes	Amount outstanding as of December 31, 2025	Amount outstanding after giving effect to the notes repurchase transactions
2030 Notes	$1,000,000,000	$632,540,000
2031 Notes	$925,000,000	$291,584,000
1.00% Convertible Senior Notes due 2026	$48,077,000	$48,077,000
2.125% Convertible Senior Notes due 2031	$300,000,000	$300,000,000
0.00% Convertible Senior Notes due 2032	$1,025,000,000	$1,025,000,000
Total	$3,298,077,000	$2,297,201,000

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical fact, included in this Current Report on Form 8-K are forward-looking statements, including statements regarding the closings of the notes repurchase transactions. The words “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” “target” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, among other things, the amount of the Notes to be repurchased, the amount of the Notes to remain outstanding following completion of the notes repurchase transactions, the ability to complete the notes repurchase transactions on the timeline described herein or at all, and the final aggregate cash repurchase prices for the notes repurchase transactions. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. Subsequent events and developments, including actual results or changes in the Company’s assumptions, may cause the Company’s views to change. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions, the other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2026	MARA HOLDINGS, INC.

	By:	/s/ Zabi Nowaid
	Name:	Zabi Nowaid
	Title:	General Counsel